UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 7, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2012, David A. Campbell, President and Chief Executive Officer of Luminant Holding Company LLC (“Luminant”), an indirect subsidiary of Energy Future Holdings Corp. (the “Company”) and Energy Future Competitive Holdings Company, gave notice that he would resign effective immediately following the end of the fiscal year on December 31, 2012. On December 12, 2012, the Company announced that M.A. (Mac) McFarland had been promoted to President and Chief Executive Officer of Luminant, effective January 1, 2013. Mr. McFarland has served as Executive Vice President of the Company and Executive Vice President and Chief Commercial Officer of Luminant since July 2008.

In connection with his promotion, Mr. McFarland’s base salary was increased from $600,000 per year to $675,000 per year. Mr. McFarland, Luminant and the Company entered into an Amended and Restated Employment Agreement, effective as of January 1, 2013, setting forth Mr. McFarland’s new title, duties, and base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP. ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

Dated: December 12, 2012